UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2024

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40439	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NMTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On August 1, 2024, NeuroOne Medical Technologies Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company, in a private placement (the “Private Placement”), agreed to issue and sell an aggregate of (i) 2,944,446 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants to purchase an aggregate of 2,208,333 shares of Common Stock (the “PIPE Warrants”) at a purchase price of $0.90 per unit, consisting of one Share and a PIPE Warrant to purchase 0.75 shares of Common Stock, resulting in total gross proceeds of approximately $2.65 million before deducting estimated expenses. The Private Placement closed on August 2, 2024.

In connection with the Private Placement, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the Shares and the shares of Common Stock issuable upon exercise of the PIPE Warrants (the “Warrants Shares”). The Company has agreed to file such registration statement within 30 days of the closing of the Private Placement.

The PIPE Warrants are exercisable beginning on the date of issuance, have an exercise price of $1.19 per share, subject to adjustment, and will expire on the third anniversary of the date of issuance. Prior to expiration, subject to the terms and conditions set forth in the PIPE Warrants, the holders of such PIPE Warrants may exercise the PIPE Warrants for Warrant Shares by providing notice to the Company and paying the exercise price per share for each share so exercised. One Purchaser in the Private Placement included Paul Buckman, a director on the Company’s Board of Directors.

The Company intends to use the net proceeds from the Private Placement for funding operations, working capital and general corporate purposes, including to expand commercialization of the OneRF ablation limited launch, completion of product development intended for a new ablation indication and completion of the diligence process with a potential OneRF strategic partner. The Company has granted the Purchasers indemnification rights with respect to its representations, warranties and agreements under the Purchase Agreement. The foregoing summary description of the PIPE Warrants and Purchase Agreement do not purport to be complete and is qualified in its entirety by reference to the forms of PIPE Warrants and Purchase Agreement, which are attached as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the PIPE Warrants were made solely for the benefit of the parties to the Purchase Agreement and the PIPE Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and form of PIPE Warrant are incorporated herein by reference only to provide investors with information regarding the terms of such documents and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

New Debt Facility Financing

On August 2, 2024, the Company entered into a loan and security agreement (the “Debt Facility Agreement”) with Growth Opportunity Funding, LLC, as the lender (the “Lender”), which provides for a delayed draw term loan facility in an aggregate principal amount not to exceed $3.0 million (the “Debt Facility”). The Company is permitted to borrow loans under the Debt Facility from time to time (collectively, the “Loans”), for general corporate purposes and subject to certain specified conditions, until the earliest of: (i) November 30, 2024, (ii) the occurrence of any Monetization Event (as defined below) or Change of Control (as defined in the Debt Facility Agreement), or (iii) at the Lender’s option, upon the occurrence and during the continuance of an event of default under the Debt Facility Agreement.

The Loans mature on February 2, 2026. The outstanding principal amount of any outstanding Loans will bear interest at a rate of 10% per annum, payable monthly in arrears and at the maturity date. As of the closing date of the Debt Facility Agreement, no amounts were drawn by the Company thereunder.

At closing of the Debt Facility, the Company issued to the Lender a warrant exercisable for five years for 100,000 shares of Common Stock at an exercise price of $0.66 per share, subject to adjustment (the “Closing Date Debt Facility Warrant”). At the time of any borrowing of Loans, the Company will issue to the Lender additional warrants exercisable for five years for 50,000 shares of Common Stock (for each $500,000 of Loans borrowed) at the same per share exercise price as the Closing Date Debt Facility Warrant ( the “Additional Debt Facility Warrants”, and together with the Closing Date Debt Facility Warrant, the “Debt Facility Warrants”).

The Company is permitted to voluntarily prepay the outstanding Loans at any time, without premium or penalty, upon five business days’ prior written notice to the Lender. The Company is required to prepay outstanding Loans upon the occurrence of (i) any Change of Control or (ii) certain other events as more fully described in the Debt Facility Agreement, but in any event including any capital raise or other transaction pursuant to which the Borrower receives cumulative cash proceeds in excess of $5.0 million in the aggregate (each such event in this prong (ii), a “Monetization Event”). The obligations of the Company under the Debt Facility are secured by a first-priority security interest in substantially all assets of the Company, subject to certain exceptions set forth in the Debt Facility Agreement.

The Debt Facility Agreement includes other customary representations and warranties, conditions, affirmative and negative covenants, and events of default.

The foregoing summary description of the Debt Facility Warrants and Debt Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Debt Facility Warrants and the Debt Facility Agreement, which are attached as Exhibits 4.2 and 10.2 hereto, respectively, and incorporated herein by reference.

The representations, warranties and covenants contained in the Debt Facility Agreement and the Debt Facility Warrants were made solely for the benefit of the parties to the Debt Facility Agreement and the Debt Facility Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Debt Facility Agreement and form of Debt Facility Warrant are incorporated herein by reference only to provide investors with information regarding the terms of such documents and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this current report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, which description is hereby incorporated by reference into this Item 3.02, the Company agreed to issue Shares and PIPE Warrants to the Purchasers and Debt Facility Warrants to the Lender, all of whom are accredited investors, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Purchasers. The Shares, Warrants, and Warrant Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Warrants, Shares or any other securities of the Company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Securities Act, the Exchange Act, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding the expected net proceeds of the offering, the anticipated use of net proceeds of the offering and satisfaction of the closing conditions of the offering. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties disclosed in its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on December 15, 2023, and its other filings with the SEC. Forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of PIPE Warrant.
4.2	Form of Debt Facility Financing Warrant.
10.1^	Form of Securities Purchase Agreement, dated August 1, 2024.
10.2#	Loan and Security Agreement with Growth Opportunities Funding LLC, dated August 2, 2024.
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

^	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish any omitted schedules or exhibits upon the request of the SEC. A list of the omitted schedules and exhibits to this agreement is as follows: Exhibit A: Schedule of Purchasers; Exhibit B: Form of Warrant; Exhibit C: Accredited Investor Qualification Questionnaire; Exhibit D: Bad Actor Questionnaire; and Exhibit E: Selling Stockholder Questionnaire.

#	Certain identified information in schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) and Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type that the Company treats as private or confidential. The Company agrees to furnish any omitted schedules or exhibits upon the request of the SEC. A list of the omitted schedules and exhibits to this agreement is as follows: Exhibit B: Notice Addresses and Bank Account Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION
Dated: August 7, 2024
	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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